UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2015

InsPro Technologies Corporation

(Exact name of registrant as specified in charter)

Delaware	333-123081	98-0438502
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Radnor-Chester Road

Suite B-101

Radnor, Pennsylvania 19087
(Address of principal executive offices)

(484) 654-2200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Private Placement

On September 18, 2015, InsPro Technologies Corporation, a Delaware corporation (the “Company”), entered into and completed a private placement (the “Private Placement”) with certain accredited investors (the “Investors”), for an aggregate of 1,163,141 shares (each, a “Preferred Share”) of its Series B Convertible Preferred Stock, par value $0.001 per share (“Preferred Stock”), and warrants (“Warrants”) to purchase 11,631,410 shares of its Common Stock, par value $0.001 (“Common Stock”), pursuant to the terms of a securities purchase agreement (the “Purchase Agreement”).

Pursuant to the Purchase Agreement, the Company agreed to sell to the investors 1,163,141 investment units (each, a “Unit”) in the Private Placement at a per Unit purchase price equal to $3.00. Each Unit sold in the Private Placement consisted of one share of Preferred Stock and a Warrant to purchase ten shares of Common Stock at an initial exercise price of $0.15 per share, subject to adjustment. In addition, pursuant to the Purchase Agreement, the Company may sell up to an additional 1,000,000 Units to Independence Blue Cross within 90 days following the Closing on substantially the same terms and conditions described above and as set forth in the Purchase Agreement.

The Company was party to (i) that certain Convertible Promissory Note in the principal amount of $1,000,000, dated as of January 30, 2015 (the “CIF First Note”), issued by the Company and InsPro Technologies, LLC, a wholly-owned subsidiary of the Company (“InsPro LLC”), to The Co-Investment Fund II, L.P. (“CIF”), (ii) that certain Convertible Promissory Note in the principal amount of $1,000,000, dated as of March 27, 2015 (the “CIF Second Note,” and together with the CIF First Note, the “Notes”), issued by the Company and InsPro LLC to CIF, and (iii) that certain loan in the principal amount of $500,000 (the “Loan”) made as of March 17, 2015 by Mr. Edmond Walters (“Walters”) to the Company. The Notes accrued interest at a rate of 8% per annum and had a maturity date of June 30, 2016. The Loan was refundable to Walters on demand, without interest, if the Company did not consummate an equity financing within a time period to be determined by the Company and Walters.

Pursuant to the terms of the Purchase Agreement, the Company and CIF agreed that, effective at the closing on September 18, 2015, (i) each Note was amended such that the entire principal amount of such Note plus accrued interest was converted into Units pursuant to such Note shall be the outstanding principal and accrued interest as of September 18, 2015, (ii) each Note was converted in accordance with the terms thereof by the issuance of the Units to CIF under the Purchase Agreement, (iii) all amounts owed to CIF by the Company under borrowings by the Company, whether evidenced orally or in writing, including without limitation, the Notes and any unpaid principal balance, any interest owed and any penalties or additional fees owed to CIF (collectively, “CIF Existing Indebtedness”), was fully paid and satisfied by the Company, and the CIF Existing Indebtedness was cancelled, and (iv) the Notes and any other agreements entered into in connection with the Notes were amended to give effect to the foregoing.

Additionally, pursuant to the terms of the Purchase Agreement, the Company and Walters agreed that, effective at the closing on September 18, 2015, (i) the Loan was converted by the issuance of the Units to Walters under the Purchase Agreement, (ii) all amounts owed to Walters by the Company under borrowings by the Company, whether evidenced orally or in writing, including without limitation, the Loan and any unpaid principal balance, any interest owed and any penalties or additional fees owed to Walters (collectively, “Walters Existing Indebtedness”), was fully paid and satisfied by the Company, and the Walters Existing Indebtedness was cancelled, and (iii) the Loan and any agreements entered into in connection with the Loan were amended to give effect to the foregoing.

The Preferred Stock is entitled to vote as a single class with the holders of the Company’s Common Stock, with each Preferred Share having the right to 20 votes. Upon the liquidation, sale or merger of the Company, each Preferred Share is entitled to receive an amount equal to the greater of (A) a liquidation preference equal to the Preferred Stock original issue price, subject to certain customary adjustments, or (B) the amount such Preferred Share would receive if it participated pari passu with the holders of Common Stock on an as-converted basis. Each Preferred Share is convertible into 20 shares of Common Stock (the “Shares”). For so long as any Preferred Shares are outstanding, the vote or consent of the Holders of at least two-thirds of the Preferred Shares is required to approve (Y) any amendment to the Company’s certificate of incorporation or bylaws that would adversely alter the voting powers, preferences or special rights of the Preferred Stock or (Z) any amendment to the Company’s certificate of incorporation to create any shares of capital stock that rank senior to the Preferred Stock. In addition to the voting rights described above, for so long as 1,000,000 Preferred Shares are outstanding, the vote or consent of the holders of at least two-thirds of the Preferred Shares is required to effect or validate any merger, sale of substantially all of the assets of the Company or other fundamental transaction, unless such transaction, when consummated, will provide the holders of Preferred Stock with an amount per share equal to the Preferred Stock original issue price plus any declared but unpaid dividends.

The closing of the Private Placement was subject to customary closing conditions. The gross proceeds from the closing of the initial portion of the Private Placement were approximately $3.48 million, which includes the principal and interest on the Notes that was converted into Units, and the amount of the Loan that was converted into Units. The Company intends to use the remaining net proceeds of approximately $900,000 raised in the initial portion of the Private Placement for working capital purposes.

The Warrants provide that the holders thereof shall have the right at any time prior to the earlier of (i) ten business days’ after the Company has properly provided written notice to all such holders of a Call Event (as defined below) and (ii) November 20, 2017, to acquire up to a total of 11,631,410 shares of Common Stock of the Company (each a “Warrant Share”) upon the payment of $0.15 per Warrant Share (the “Exercise Price”). The Company also has the right, at any point after which the volume weighted average trading price per share of the Preferred Stock for a minimum of 20 consecutive trading days is equal to at least eight times the Exercise Price per share, provided that certain other conditions have been satisfied, to call the outstanding Warrants (a “Call Event”), in which case such Warrants will expire if not exercised within ten business days thereafter.

In connection with the signing of the Purchase Agreement, the Company and the Investors also entered into a registration rights agreement (the “Registration Rights Agreement”). Under the terms of the Registration Rights Agreement, the Company agreed to prepare and file with the SEC, within 30 days following the receipt of a demand notice of a holder of Registrable Securities, a registration statement on Form S-1 (the “Registration Statement”) covering the resale of the Shares and the Warrant Shares (collectively, the “Registrable Securities”). Subject to limited exceptions, the Company also agreed to use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as soon as practicable but, in any event, no later than 60 days following the date of the filing of the Registration Statement (or 120 days following the date of the filing of the Registration Statement in the event the Registration Statement is subject to review by the SEC), and agreed to use its reasonable best efforts to keep the Registration Statement effective under the Securities Act until the date that all of the Registrable Securities covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(b)(i) promulgated under the Securities Act. In addition, if the Company proposes to register any of its securities under the Securities Act in connection with the offering of such securities for cash, the Company shall, at such time, promptly give each holder of Registrable Securities notice of such intent, and such holders shall have the option to register their Registrable Securities on such additional registration statement. The Registration Rights Agreement also provides for payment of partial damages to the Investor under certain circumstances relating to failure to file or obtain or maintain effectiveness of the Registration Statement, subject to adjustment.

The Company also agreed, pursuant to the terms of the Purchase Agreement, that for a period of 90 days after the effective date (the “Initial Standstill”) of the Purchase Agreement, the Company shall not, subject to certain exceptions, offer, sell, grant any option to purchase, or otherwise dispose of any equity securities or equity equivalent securities, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, capital stock and other securities of the Company.

The Purchase Agreement also provides for a customary participation right for the Investors, subject to certain exceptions and limitations, which grants the Investors the right to participate in any future capital raising financings of the Company occurring from the effective date of the Purchase Agreement until 24 months after the effective date of the Purchase Agreement. The Investors may participate in such financings at a level based on the Investors’ ownership percentage of the Company on a fully-diluted basis prior to such financing.

The foregoing is a summary of the terms of the Purchase Agreement, the Registration Rights Agreement and the Warrants and does not purport to be complete. This summary is qualified in its entirety by reference to the full text of each of the Purchase Agreement, the Registration Rights Agreement and a form of the Warrants, which are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the Purchase Agreement, the Registration Rights Agreement and the Warrants in Item 1.01 of this Report is hereby incorporated into this Item 3.02 by reference.

The Preferred Stock and Warrants are being offered and sold to institutional and other accredited investors without registration under the Securities Act or any state securities laws. The Company is relying on the exemption from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and Regulation D promulgated thereunder. Each of the certificates representing shares of Preferred Stock to be issued and sold in the Private Placement and each of the Warrants contain restrictive legends preventing the sale, transfer or other disposition of such Preferred Shares and Warrants, as the case may be, unless registered under the Securities Act or sold pursuant to an exemption therefrom. As described in Item 1.01 of this current report, the Company has agreed to file a Registration Statement for the resale of the Shares and the Warrant Shares. This current report is not an offer to sell or the solicitation of an offer to buy shares of Preferred Stock or other securities of the Company.

Item 8.01 Other Events.

On August 19, 2015, the Company’s board of directors authorized the Company to execute a rights offering to the Company’s stockholders whereby the Company will offer, subject to the Company obtaining all necessary regulatory approvals, the non-transferrable right for stockholders to purchase shares of the Company’s Series B Preferred Stock and warrants to purchase the Company’s Common Stock at the same price and on substantially the same terms and conditions as issued by the Company on September 18, 2015. The details of the rights offering will be disclosed in a future Form S-1 filing.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibit

4.1	Securities Purchase Agreement, dated September 18, 2015, by and among InsPro Technologies Corporation and the investors signatory thereto
4.2	Registration Rights Agreement, dated September 18, 2015, by and among InsPro Technologies Corporation and the investors signatory thereto
4.3	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPRO TECHNOLOGIES CORPORATION

Date:	September 24, 2015	By:	/s/ Anthony R. Verdi
		Name:	Anthony R. Verdi
		Title:	Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

4.1	Securities Purchase Agreement, dated September 18, 2015, by and among InsPro Technologies Corporation and the investors signatory thereto
4.2	Registration Rights Agreement, dated September 18, 2015, by and among InsPro Technologies Corporation and the investors signatory thereto
4.3	Form of Warrant